SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This Second Amendment to the Registration Rights Agreement (the "Second Amendment") is entered into effective as of April 6, 2001, by and between Ferrellgas Partners, L.P., a Delaware limited partnership (the "Issuer"), and The Williams Companies, Inc., a Delaware corporation ("Williams") and successor in interest to Williams Natural Gas Liquids, Inc., a Delaware corporation. This Second Amendment amends the Registration Rights Agreement dated as of December 17, 1999, as amended (the "Registration Rights Agreement"), by and between the Issuer and Williams Natural Gas Liquids, Inc. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Registration Rights Agreement.

                                    RECITALS:

     WHEREAS, the Registration Rights Agreement was executed in connection with the issuance of Registrable Units by the Issuer to Williams Natural Gas Liquids, Inc.; and

     WHEREAS, Williams is the holder of all the Registrable Units issued by the Issuer; and

     WHEREAS, pursuant to Section 9(d) of the Registration Rights Agreement, the parties hereto desire to amend the Registration Rights Agreement to reflect amendments incorporated into the Third Amended and Restated Agreement of Limited Partnership of the Issuer, which sets forth the rights, terms and obligations of the Registrable Units and the holders thereof;

     NOW, THEREFORE, effective as of the date first set forth above, the Registration Rights Agreement is amended as follows:

                                   ARTICLE 1

                                   AMENDMENTS

     1.1 Clause (iv) of the definition of "Registrable Units" in Section 1 of the Registration Rights Agreement is hereby amended by deleting the phrase "for purposes of the Partnership Agreement."

     1.2 The first sentence of Section 2(a)(ii) of the Registration Rights Agreement is hereby amended by replacing the phrase "November 3, 2001" with the phrase "October 2, 2005."

     1.3 The second sentence of Section 3(b) of the Registration Rights Agreement is hereby amended by replacing the phrase "February 1, 2002" with the phrase "December 31, 2005."

     1.4 The first clause of Section 6(a) of the Registration Rights Agreement until the definition of "Participant" is hereby amended and restated in its entirety to be as follows:

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         The  Issuer  agrees  to  indemnify  and hold  harmless  each  Holder of
         Registrable Units and any lender or lenders to whom the Registrable Units are pledged in connection with a loan to enable, among other things, that Holder to purchase those Registrable Units, or any refinancings thereof (provided that, for the avoidance of doubt, the lenders shall include The Williams Companies, Inc. to the extent that entity or an affiliate thereof succeeds to the rights of the lenders) and the respective officers, directors, employees and agents of such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant")

     1.5 Two new sentences are hereby added to the end of Section 9(a) of the Registration Rights Agreement as follows:

         If the Issuer or Ferrellgas, L.P. (i) fails to make any payment of more than $100,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any of its outstanding indebtedness of more than $10 million, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity or to cause such indebtedness to be prepaid, purchased or redeemed by the Issuer or Ferrellgas, L.P., (iii) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (iv) voluntarily ceases to conduct its business in the ordinary course, (v) commences any Insolvency Proceeding with respect to itself; (vi) takes any action to effectuate or authorize any of the foregoing items specified in clauses (iii) through (v), (vii) has any involuntary Insolvency Proceeding commenced or filed against it, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any of its properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (viii) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (ix) acquiesces in the appointment of a

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         receiver, trustee,  custodian,  conservator,  liquidator,  mortgagee in possession (or agent therefor), or other similar person or entity for itself or a substantial portion of its property or business, then the Issuer agrees that upon the receipt of written notice from the Holders of at least 25% in aggregate number of Outstanding Registrable Units,
         the  Issuer  shall  commence  the   preparation  of  an  Initial  Shelf
         Registration as detailed under Section 2(a)(i) above but shall not be required to file such Initial Shelf Registration until required under the terms of Section 2(a)(i). For purposes of this Section 9(a) "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of an entity's creditors
         generally  or  any  substantial   portion  of  an  entity's  creditors;
         undertaken under U.S. Federal, state or foreign law, including the United States bankruptcy code.

     1.6 Section 9(k) is hereby amended and restated in its entirety to be as follows:

         Whenever the consent or approval of Holders of a specified percentage of Registrable Units is required hereunder, Registrable Units held by the Issuer shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     1.7 Section 9(l) is hereby amended and restated in its entirety to be as follows:

         Holders of Registrable Units and each Participant are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Person.

     1.8 The second notification address of Section 9(e)(1) of the Registration Rights Agreement is hereby amended by deleting in its entirety the address "Andrews and Kurth, L.L.P., 805 Third Avenue, New York, New York 10022,
Attention: Michael Swidler, Telecopy: (212) 850-2929" and replacing it with the address "Vinson & Elkins, L.L.P., 666 Fifth Avenue, 26th floor, New York, New York 10103, Attention: Michael Swidler, Telecopy: (917) 206-8100."

     1.9 The second notification address of Section 9(e)(2) of the Registration Rights Agreement is hereby amended by deleting in its entirety the address "Bracewell & Patterson LLP, South Tower Penzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002, Attention: David L. Ronn, Telecopy: (713) 222-3208" and replacing it with the address " Mayer, Brown & Platt, 700 Louisiana Street, Suite 3600, Houston, Texas 77002, Attention: David L. Ronn,
Telecopy: (713) 632-1825."

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                                   ARTICLE 2

                               GENERAL PROVISIONS

     2.1 Except as expressly amended hereby, the Registration Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     2.2 Section 9 of the Registration Rights Agreement shall apply to this Second Amendment and be incorporated herein with the same force and effect as if those sections were reprinted as part of this Second Amendment, including to the extent Section 9 was expressly amended herein.

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     IN WITNESS WHEREOF,  the parties hereto have executed this Second Amendment effective for all purposes as of the date first set forth above.

        ISSUER:

        FERRELLGAS PARTNERS, L.P.

        By: Ferrellgas, Inc., its General Partner

        By:  /s/ Kevin T. Kelly
           ---------------------------------------------------------------------
             Kevin T. Kelly
             Senior Vice President


        HOLDER OF ALL REGISTRABLE UNITS:

        THE WILLIAMS COMPANIES, INC.

        By:  /s/ S. J. Malcolm  By:  /s/ Don R. Wellendorf, his attorney in fact
           ---------------------------------------------------------------------
             Name:  S. J. Malcolm
             Title: Executive Vice President





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